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                                                                EXHIBIT 23.1

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-43441, 33-43541 and 33-81266) pertaining to the Neurogen Stock Option Plan, the 1993 Omnibus Incentive Plan and the 1993 Non-Employee Directors Plan of Neurogen Corporation of our report dated February 14, 1997, with respect to the financial statements of Neurogen Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1996.



                                                               ERNST & YOUNG LLP

Boston, Massachusetts
March 25, 1997